FOSTER WHEELER REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR OF 2013

•	26% increase in Q4 2013 scope revenues in Global E&C Group versus average quarter of 2012
•	Second consecutive quarter of record-level scope backlog in Global E&C Group
•	59% increase in Q4 2013 scope new orders in Global Power Group versus average quarter of 2012
•	Q4 2013 results from continuing operations impacted by discrete items

ZUG, SWITZERLAND, February 27, 2014 — Foster Wheeler AG (Nasdaq: FWLT) today reported a loss from continuing operations for the fourth quarter of 2013 of $37.2 million, or $0.38 per diluted share, compared with income from continuing operations of $18.6 million, or $0.18 per diluted share, in the fourth quarter of 2012.

Income/loss from continuing operations in both quarterly periods was impacted by net asbestos-related provisions, as detailed in an attached table. Excluding such items from both quarterly periods, the adjusted income from continuing operations in the fourth quarter of 2013 was $2.8 million, or $0.03 per diluted share, compared with $41.3 million, or $0.39 per diluted share, in the year-ago quarter.

Three additional items had an unfavorable non-cash impact on adjusted income from continuing operations in the fourth quarter of 2013: a pretax impairment charge of $22.4 million, or $0.22 per diluted share, associated with a partially owned waste-to-energy facility in the company’s Global Engineering and Construction Group; a pretax charge of $15.1 million, or $0.11 per diluted share, for a restructuring in the Global Power Group associated with an organizational realignment designed to drive further efficiencies and strengthen the Group’s focus on environmental and industrial products; and a $10.7 million, or $0.11 per diluted share, provision associated with a tax audit in a non-U.S. jurisdiction. Excluding the impact of the these three items and asbestos, income from continuing operations in the fourth quarter of 2013 was $47.3 million, or $0.47 per diluted share, compared with $44.8 million, or $0.42 per diluted share, in the average quarter of 2012.

For the full-year 2013, income from continuing operations was $96.9 million, or $0.96 per diluted share, compared with $149.2 million, or $1.39 per diluted share, for 2012. Excluding the asbestos provisions from both years, adjusted income from continuing operations for 2013 was $127.1 million, or $1.25 per diluted share, compared with $179.1 million, or $1.66 per diluted share, in 2012.

The following tables present quarterly and average quarterly data for continuing operations, both as reported and as adjusted to exclude asbestos-related gains and provisions (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(dollars in millions, from continuing operations)	Q4 2013	Qtrly Avg. 2013	Q4 2012	Qtrly Avg. 2012
Income (loss)	$(37)	$24	$19	$37
Adjusted income	$3	$32	$41	$45
Consolidated revenues (FW Scope)	$702	$648	$646	$637

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “We are encouraged by our backlog and booking data for the fourth quarter of 2013. Specifically, our Global Engineering and Construction Group reported a 26% increase in scope revenues as compared to the average quarter of 2012. The Global E&C Group also reported its second consecutive quarter of record-level scope backlog. In addition, scope new orders in our Global Power Group were 59% above the average quarter of 2012.”

Masters said, “This backlog and booking data supports our view that the company’s enhanced operating performance in 2014 will be driven by top-line growth in both of our business groups, led in particular by a sharp increase in scope revenues in the Global E&C Group. Nevertheless, the company’s typical volatility in quarterly results will likely be evident in the first quarter of 2014, where we expect to see income well below run-rate levels.”

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q4 2013	Qtrly Avg. 2013	Q4 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$569	$686	$867	$599
Operating revenues (FW Scope)	$500	$452	$424	$397
Segment EBITDA	$27	$46	$53	$48
EBITDA Margin (FW Scope)	5.3%	10.2%	12.6%	12.1%

•	Scope new orders in the fourth quarter of 2013 remained at a healthy level.
•	Scope operating revenues in the fourth quarter of 2013 were 26% above the average quarter of 2012 due to an increase in the volume of work.
•	EBITDA in the fourth quarter of 2013 was below the average quarter of 2012 as the $22.4 million pretax impairment charge on our equity interest in a waste-to-energy facility in Italy more than offset the favorable impact of increased scope revenues, profit enhancements and utilization.

Global Power Group (GPG)

(dollars in millions, EBITDA and revenues from continuing operations)	Q4 2013	Qtrly Avg. 2013	Q4 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$230	$173	$122	$145
Operating revenues (FW Scope)	$202	$196	$222	$241
Segment EBITDA	$32	$37	$46	$51
EBITDA Margin (FW Scope)	15.6%	18.8%	20.8%	21.3%

•	Scope new orders in the fourth quarter of 2013 were 59% above the average quarter of 2012, anchored by a contract for a large circulating fluidized bed boiler in South Korea.
•	Scope operating revenues in the fourth quarter of 2013 were below the average quarter of 2012, reflecting a lower volume of boiler work during the quarter.
•	EBITDA in the fourth quarter of 2013 was below the average quarter of 2012 due to the previously cited $15.1 million pretax restructuring charge, as well as the lower volume of boiler work.

Share Repurchase Program

The company did not purchase any of its shares during the fourth quarter of 2013.

Definitive Agreement with AMEC plc

As previously announced, the company has entered into a definitive agreement with AMEC plc pursuant to which AMEC will make an offer to acquire all the issued and to be issued registered shares of the company. For additional information, see the company’s press release dated February 13, 2014 and filings with the U.S. Securities and Exchange Commission.

2

Definitions

Income or Loss from Continuing Operations

All references to income or loss from continuing operations in this news release refer to “Income/loss from continuing operations attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Adjusted Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

The company believes that adjusted income from continuing operations and adjusted earnings per share from continuing operations are important measures of performance because such adjusted figures exclude the variable impact of periodic asbestos-related gains and provisions. The company believes that the line item on its consolidated statement of operations entitled "Net income/loss attributable to Foster Wheeler AG" and “diluted earnings/loss per share attributable to Foster Wheeler AG” are the most directly comparable GAAP financial measures to adjusted income from continuing operations and adjusted earnings per share from continuing operations.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income/loss attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use EBITDA, as defined in such agreement, in the covenant calculations, which is different from EBITDA as presented herein. The company believes that the line item on its consolidated statement of operations entitled "Net income/loss attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income/loss attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•             It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•             It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

•             It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

3

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, minerals and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom.  For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

# # #

14-678

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements including: the timing and success of the proposed offer and acquisition of the Company by AMEC plc, the risk that the Company’s business will be adversely impacted during the pending proposed offer and acquisition of the Company by AMEC plc, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contacts:
Media	Patti Landsperger	908 713 2944	E-mail: patti_landsperger@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

Additional Information

THE COMPANY'S SHAREHOLDERS ARE URGED TO READ ANY DOCUMENTS RELATING THERETO REGARDING THE OFFER BY AMEC PLC WHEN THEY BECOME AVAILABLE (INCLUDING THE EXHIBITS THERETO) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER.

4

The offer has not commenced. At the time the offer is commenced, AMEC will file a registration statement on Form F-4, which will include a prospectus and joint proxy statement of AMEC and Foster Wheeler, and a Tender Offer statement on Schedule TO (the “Schedule TO”) and the Company intends to file a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

5

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating revenues	$851,073	$730,046	$3,306,450	$3,391,394
Cost of operating revenues	718,543	573,239	2,747,401	2,801,351
Contract profit	132,530	156,807	559,049	590,043

Selling, general and administrative expenses	92,028	88,150	357,682	334,075
Other income, net	9,214	(4,495)	(23,424)	(37,490)
Other deductions, net	11,256	9,539	34,615	34,601
Interest income	(2,021)	(2,218)	(6,272)	(10,801)
Interest expense	3,251	2,935	13,227	13,797
Net asbestos-related provision	39,963	22,795	30,213	30,505
(Loss)/income from continuing operations before income taxes	(21,161)	40,101	153,008	225,356
Provision for income taxes	15,893	18,302	52,166	62,267
(Loss)/income from continuing operations	(37,054)	21,799	100,842	163,089
Discontinued operations:
(Loss)/income from discontinued operations before income taxes	-	(12,342)	265	(13,193)
Provision for income taxes from discontinued operations	-	-	-	-
(Loss)/income from discontinued operations	-	(12,342)	265	(13,193)
Net (loss)/income	(37,054)	9,457	101,107	149,896
Less: Net income attributable to noncontrolling interests	117	3,162	3,940	13,874
Net (loss)/income attributable to Foster Wheeler AG	$(37,171)	$6,295	$97,167	$136,022

Weighted–average number of shares outstanding:
Basic (loss)/earnings per share	98,732,423	105,552,630	100,301,834	107,054,284
Diluted (loss)/earnings per share	98,732,423	105,970,858	101,386,673	107,313,539

Amounts attributable to Foster Wheeler AG:
(Loss)/income from continuing operations	$(37,171)	$18,637	$96,902	$149,215
(Loss)/income from discontinued operations	-	(12,342)	265	(13,193)
Net (loss)/income	$(37,171)	$6,295	$97,167	$136,022

Basic (loss)/earnings per share attributable to Foster Wheeler AG:
(Loss)/income from continuing operations	$(0.38)	$0.18	$0.97	$1.39
(Loss)/income from discontinued operations	-	(0.12)	-	(0.12)
Net (loss)/income	$(0.38)	$0.06	$0.97	$1.27

Diluted (loss)/earnings per share attributable to Foster Wheeler AG:
(Loss)/income from continuing operations	$(0.38)	$0.18	$0.96	$1.39
(Loss)/income from discontinued operations	-	(0.12)	-	(0.12)
Net (loss)/income	$(0.38)	$0.06	$0.96	$1.27

6

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$556,190	$582,322
Accounts and notes receivable, net:
Trade	671,770	609,213
Other	57,262	86,981
Contracts in process	197,232	228,979
Prepaid, deferred and refundable income taxes	62,856	57,404
Other current assets	38,431	47,138
Current assets of discontinued operations	-	1,505
Total current assets	1,583,741	1,613,542
Land, buildings and equipment, net	279,981	285,402
Restricted cash	82,867	62,189
Notes and accounts receivable – long-term	15,060	14,119
Investments in and advances to unconsolidated affiliates	181,315	205,476
Goodwill	169,801	133,518
Other intangible assets, net	113,463	105,100
Asbestos-related insurance recovery receivable	120,489	132,438
Long-term assets of discontinued operations	-	49,579
Other assets	143,848	90,509
Deferred tax assets	49,707	42,052
TOTAL ASSETS	$2,740,272	$2,733,924
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$12,513	$13,672
Accounts payable	282,403	298,411
Accrued expenses	304,312	231,602
Billings in excess of costs and estimated earnings on uncompleted contracts	569,652	564,356
Income taxes payable	39,078	64,992
Liabilities of discontinued operations	-	3,154
Total current liabilities	1,207,958	1,176,187
Long-term debt	113,719	124,034
Deferred tax liabilities	39,714	40,889
Pension, postretirement and other employee benefits	111,221	177,345
Asbestos-related liability	257,180	259,350
Other long-term liabilities	210,651	190,132
Commitments and contingencies
TOTAL LIABILITIES	1,940,443	1,967,937
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	15,664	8,594
TOTAL TEMPORARY EQUITY	15,664	8,594
Equity:
Registered shares	259,937	269,633
Paid-in capital	216,450	266,943
Retained earnings	933,160	835,993
Accumulated other comprehensive loss	(509,317)	(567,603)
Treasury shares	(150,131)	(90,976)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	750,099	713,990
Noncontrolling interests	34,066	43,403
TOTAL EQUITY	784,165	757,393
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,740,272	$2,733,924

7

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Global Engineering & Construction Group
Backlog - in future revenues	$3,396,500	$2,884,700	$3,396,500	$2,884,700
New orders booked - in future revenues	535,600	852,900	3,162,700	2,860,400
Operating revenues	646,866	504,240	2,512,587	2,419,327
EBITDA	$26,650	$53,399	$183,911	$192,208

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	$2,973,200	$2,196,700	$2,973,200	$2,196,700
New orders booked - in Foster Wheeler Scope	569,200	866,500	2,745,500	2,397,600
Operating revenues - in Foster Wheeler Scope	$499,877	$423,870	$1,808,752	$1,586,198
EBITDA Margin (FW Scope)	5.3%	12.6%	10.2%	12.1%

Global Power Group
Backlog - in future revenues (3)	$608,100	$763,300	$608,100	$763,300
New orders booked - in future revenues (3)	225,700	125,300	692,800	589,100
Operating revenues (4)	204,207	225,806	793,863	972,067
EBITDA	$31,528	$46,223	$147,227	$204,758

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	$605,200	$753,500	$605,200	$753,500
New orders booked - in Foster Wheeler Scope (3)	230,400	121,500	690,600	579,000
Operating revenues - in Foster Wheeler Scope (4)	$201,814	$222,351	$784,711	$962,247
EBITDA Margin (FW Scope)	15.6%	20.8%	18.8%	21.3%

Corporate & Finance Group (2)
EBITDA	$(61,459)	$(45,055)	$(111,269)	$(121,453)

Consolidated
Backlog - in future revenues (3)	$4,004,600	$3,648,000	$4,004,600	$3,648,000
New orders booked - in future revenues (3)	761,300	978,200	3,855,500	3,449,500
Operating revenues (4)	851,073	730,046	3,306,450	3,391,394
EBITDA from continuing operations	$(3,281)	$54,567	$219,869	$275,513

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	$3,578,400	$2,950,200	$3,578,400	$2,950,200
New orders booked - in Foster Wheeler Scope (3)	799,600	988,000	3,436,100	2,976,600
Operating revenues - in Foster Wheeler Scope (4)	$701,691	$646,221	$2,593,463	$2,548,445

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.
(2)	Includes intersegment eliminations.
(3)	The backlog and new orders booked balances above include balances for discontinued operations for periods prior to December 31, 2013, which were insignificant based on our consolidated and business group balances.
(4)	The operating revenues balances above represent balances from continuing operations.

8

Foster Wheeler AG and Subsidiaries

Reconciliations of Foster Wheeler Scope and EBITDA

(in thousands of dollars)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues (1)
Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$499,877	$423,870	$1,808,752	$1,586,198
Flow-through revenues	146,989	80,370	703,835	833,129
Operating revenues	$646,866	$504,240	$2,512,587	$2,419,327

Global Power Group
Foster Wheeler Scope operating revenues	$201,814	$222,351	$784,711	$962,247
Flow-through revenues	2,393	3,455	9,152	9,820
Operating revenues	$204,207	$225,806	$793,863	$972,067

Consolidated
Foster Wheeler Scope operating revenues	$701,691	$646,221	$2,593,463	$2,548,445
Flow-through revenues	149,382	83,825	712,987	842,949
Operating revenues	$851,073	$730,046	$3,306,450	$3,391,394

Reconciliation of EBITDA from continuing operations to net (loss)/income (2)
EBITDA from continuing operations:
Global Engineering & Construction Group	$26,650	$53,399	$183,911	$192,208
Global Power Group	31,528	46,223	147,227	204,758
Corporate & Finance Group	(61,459)	(45,055)	(111,269)	(121,453)
EBITDA from continuing operations	(3,281)	54,567	219,869	275,513
Less: Interest expense	3,251	2,935	13,227	13,797
Less: Depreciation and amortization (3)	14,746	14,693	57,574	50,234
Less: Provision for income taxes	15,893	18,302	52,166	62,267
(Loss)/income from continuing operations (2)	(37,171)	18,637	96,902	149,215
(Loss)/income from discontinued operations (2)	-	(12,342)	265	(13,193)
Net (loss)/income (2)	$(37,171)	$6,295	$97,167	$136,022

(1)	The operating revenues represent balances from continuing operations.

(2)	Amounts attributable to Foster Wheeler AG.

(3)	The depreciation and amortization by business segment:

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Global Engineering & Construction Group	$8,897	$6,363	$33,067	$23,115
Global Power Group	5,367	5,799	20,958	22,637
Corporate & Finance Group	482	2,531	3,549	4,482
Total depreciation and amortization	$14,746	$14,693	$57,574	$50,234

9

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income/(Loss)* and Diluted Earnings/(Loss) Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended December 31,
	2013			2012
		Net	Diluted Earnings/ (Loss)			Diluted Earnings
	EBITDA	Income/(Loss)*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$36,682	$2,792	$0.03	$77,362	$41,286	$0.39
Adjustments:
Net asbestos-related provision	(39,963)	(39,963)	(0.41)	(22,795)	(22,649)	(0.21)

As reported from continuing operations	$(3,281)	$(37,171)	$(0.38)	$54,567	$18,637	$0.18
As reported from discontinued operations		-	-		(12,342)	(0.12)
As reported		$(37,171)	$(0.38)		$6,295	$0.06

	Twelve Months Ended December 31,
	2013			2012
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$250,082	$127,115	$1.25	$306,018	$179,137	$1.66
Adjustments:
Net asbestos-related provision	(30,213)	(30,213)	(0.29)	(30,505)	(29,922)	(0.27)

As reported from continuing operations	$219,869	$96,902	$0.96	$275,513	$149,215	$1.39
As reported from discontinued operations		265	-		(13,193)	(0.12)
As reported		$97,167	$0.96		$136,022	$1.27

* Net (loss)/income attributable to Foster Wheeler AG.

	Quarter Ended
	December 31, 2013
		Diluted Earnings
	Net Income*	Per Share
As adjusted net income*	$2,792	$0.03
Excluding the after tax impact of:
Impairment charge (1)	22,400	0.22
Restructuring charge (2)	11,400	0.11
Provision for tax audit (3)	10,700	0.11
As adjusted net income* excluding above items	$47,292	$0.47

(1)	Impairment charge of $22,400 (pretax) on a partially owned waste-to-energy facility in our Global Engineering & Construction Group.

(2)	Restructuring charge of $15,100 (pretax) in our Global Power Group.

(3)	Tax provision associated with a tax audit in a non-U.S. jurisdiction.

10

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars, except per share amounts)

(unaudited)

	2012 Full Year	2012 Quarterly Average(1)	2013 Full Year	2013 Quarterly Average(1)
Consolidated
Operating revenues - in Foster Wheeler Scope (2)	$2,548,445	$637,111	$2,593,463	$648,366
Income from continuing operations (3)	149,215	37,304	96,902	24,226
Adjusted income from continuing operations (3)	179,137	44,784	127,115	31,779
Consolidated EBITDA from continuing operations	275,513	68,878	219,869	54,967
Consolidated EBITDA from continuing operations, as adjusted	$306,018	$76,505	$250,082	$62,521
Adjusted diluted earnings per share	$1.66	$0.42	$1.25	$0.31

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,397,600	$599,400	$2,745,500	$686,375
Operating revenues - in Foster Wheeler Scope	1,586,198	396,550	1,808,752	452,188
EBITDA	$192,208	$48,052	$183,911	$45,978
EBITDA margin (FW Scope)	12.1%	12.1%	10.2%	10.2%

Global Power Group
New orders booked - in Foster Wheeler Scope (4)	$579,000	$144,750	$690,600	$172,650
Operating revenues - in Foster Wheeler Scope (2)	962,247	240,562	784,711	196,178
EBITDA	$204,758	$51,190	$147,227	$36,807
EBITDA margin (FW Scope)	21.3%	21.3%	18.8%	18.8%

(1)	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

(2)	The operating revenues represent balances from continuing operations.

(3)	Amounts attributable to Foster Wheeler AG.

(4)	New orders booked balances above include balances for discontinued operations for periods prior to 2013, which were insignificant based on our consolidated and business group balances.

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